Exhibit 99.1

Rocket One Signs Definitive Agreement to Acquire Revenue-Generating Tracer Drone Technologies, Accelerating AI and

Counter-UAS Expansion Across Public Safety and Defense Markets

Transaction would add an operating drone sales, services and training platform serving public safety, enterprise and first-responder markets while creating a potential commercial channel for AI-enabled autonomous and counter-UAS technologies

100 percent	Currently Revenue generating	AI enabled
Ownership at closing	Operating drone platform	Autonomous and counter-UAS potential

HOBOKEN, N.J., September 22, 2026 -- Rocket One Inc. (Nasdaq: RKTO) (“Rocket One” or the “Company”), a technology company focused on artificial intelligence, advanced computing, space and defense applications, today announced that it has entered into a definitive Membership Interest Purchase Agreement to acquire all of the issued and outstanding membership interests of Tracer Drone Technologies, LLC (“Tracer”), a New Jersey-based provider of drone hardware, software, training, maintenance and managed services.

Under the agreement, Rocket One will acquire 100% of Tracer. The transaction is subject to the satisfaction or waiver of customary closing conditions. Upon closing, Tracer is expected to operate as a wholly owned subsidiary of Rocket One.

Strategic rationale

●	Adds an established, revenue-generating commercial platform spanning drone sales, systems integration, training, maintenance, repair, and customer support.

●	Expands Rocket One across public-safety and enterprise markets, including first-responder drone programs, thermal systems, drone detection, drone-as-a-first-responder solutions, and managed services.

●	Creates a direct commercial channel for Rocket One technologies, including Swarm Stage AI and future AI-enabled autonomous, swarm-simulation and counter-UAS offerings.

●	Combines operating drone capabilities with Rocket One’s broader AI, space, and defense technology strategy.

“We expect the acquisition of Tracer to give Rocket One a revenue-generating foundation in the drone market, with established sales, service, training and customer-support capabilities,” said Robb Knie, Chief Executive Officer of Rocket One. “This transaction is about building a larger commercial platform at the intersection of drones, public safety, artificial intelligence and defense. By combining Tracer’s operating capabilities with Swarm Stage AI and our broader technology portfolio, we believe Rocket One can accelerate the path from innovation to real-world deployment across autonomous, counter-UAS and mission-support applications.”

Tracer offers a broad portfolio of drone solutions for organizations seeking to launch or expand unmanned aircraft programs. Its public-facing offerings include drone hardware and accessories, NDAA-compliant and Blue List options, thermal systems, drone detection, first-responder solutions, FAA Part 107 training, software, repair and maintenance, and managed services such as 3D mapping, LiDAR, and gas analysis.

Transaction details

The definitive agreement was executed on September 18, 2026. The closing will occur following the satisfaction or waiver of the conditions set forth in the agreement, including delivery of the required transaction documents and other customary conditions. Additional information regarding the transaction will be included in Rocket One filings with the U.S. Securities and Exchange Commission, as applicable.

About Tracer Drone Technologies

Tracer Drone Technologies, LLC helps organizations evaluate, purchase, deploy and support drone solutions. Tracer serves public safety, commercial and enterprise users through a combination of hardware, software, training, maintenance, technical support, and managed services. Its offerings include first-responder drone programs, thermal and mapping solutions, drone detection, FAA Part 107 training, and mission-specific systems. For more information, visit www.tracerdrone.com.

About Rocket One

Rocket One Inc. is a publicly traded technology company building a portfolio across artificial intelligence infrastructure, advanced semiconductor technologies, space and defense systems, and autonomous platforms. Rocket One is advancing licensed spintronic and nanomagnetic computing technologies for AI acceleration and radiation-tolerant computing, together with Swarm Stage AI, a drone-swarm threat-emulation and counter-UAS training platform.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” “seek,” “should,” “could,” “would,” and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected timing and completion of the proposed acquisition, the anticipated benefits of the transaction, the integration and future operation of Tracer, potential commercialization opportunities for Swarm Stage AI, and future drone, counter-UAS and mission-support offerings. These statements are based on current expectations, estimates and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the possibility that closing conditions are not satisfied or waived; delays or failure to complete the transaction; challenges integrating Tracer’s operations, personnel and technology; the ability to retain customers, suppliers and key personnel; market acceptance of products and services; regulatory developments, including FAA and export-control requirements; competition; the need for additional financing; general economic and market conditions; and the other risks described in Rocket One’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Rocket One undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space